Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We agree to the inclusion in the Amendment No. 3 to Form S-4 Registration Statement dated September 9, 2022 of our report, dated May 16, 2022 on our audits of the consolidated financial statements of Grey Rock Energy Fund, LP and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021. We also consent to the references to our firm under the caption “Experts”.

/s/ FORVIS, LLP

(Formerly, BKD, LLP)

Dallas, Texas

September 9, 2022